Exhibit 5.1

                          Law Offices
                         McAfee & Taft
                         A Professional
                          Corporation
                        10th Floor, Two
                       Leadership Square
                       211 North Robinson
                         Oklahoma City,
                      Oklahoma 73102-7103
                         (405) 235-9621
                       Fax (405) 235-0439
                   http://www.mcafeetaft.com


                          March 1, 2000




Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102-8260

Ladies and Gentlemen:

     We have reviewed the Amended and Restated Certificate of Incorporation of Devon Energy Corporation, a Delaware corporation (the "Company"), the Company's By-laws and the Company's Registration Statement on Form S-8 (the "Registration Statement") registering up to 32,611 shares of Company Common Stock, subject to adjustment pursuant to anti-dilution provisions, to be issuable pursuant to the 1985, 1990 and 1993 Conditional Stock Award Programs of PennzEnergy Company, a Delaware corporation (the "Plans") previously assumed by the Company in connection with the Amended and Restated Agreement and Plan of Merger dated as of May 19, 1999, described in the Prospectus to the Company's Registration Statement on Form S-4 filed with the Securities and exchange Commission on July 15, 1999, and have generally conducted such investigations as we have deemed appropriate to satisfy ourselves with respect to the opinions expressed herein.

     Based upon the foregoing, it is our opinion that:

          1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

          2. The shares of Common Stock to be issued pursuant to the Plans have been duly and validly authorized for issuance and, when issued pursuant to and in accordance with the Plans, will be validly issued, fully paid and nonassessable in accordance with the Delaware General Corporation Law.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                McAFEE & TAFT A PROFESSIONAL CORPORATION
                                McAfee & Taft A Professional Corporation